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                                                                    EXHIBIT 99.1


                                  CERTIFICATION

By signing below, each of the undersigned officers hereby certifies that, to his knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of FinishMaster, Inc.

Date: May 6, 2003                 By: /s/ Andre B. Lacy
                                     ------------------
                                  Andre B. Lacy
                                  Chief Executive Officer

                                  By: /s/ Robert R. Millard
                                      ----------------------
                                  Robert R. Millard
                                  Senior Vice President and
                                  Chief Financial Officer